Exhibit 21


               PCA INTERNATIONAL, INC., AND SUBSIDIARIES

                    SUBSIDIARIES OF THE REGISTRANT



The following is a list of the Company's subsidiaries and affiliates at January 29, 1995 indicating the percentage of ownership and the state or country of incorporation:


                                                        Percentage
                                                        of Voting
                                                        Securities
                                          State or       Owned by
                                          Country of       the
Name                                    Incorporation     Company


Photo Corporation of America            North Carolina      100%
PCA National, Inc.                      North Carolina        *
PCA Photo Corporation of Canada, Inc.   North Carolina      100%
PCA of Mexico SA DE CV                  Mexico               99%




*    PCA National, Inc., is a subsidiary of Photo Corporation of America.



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